Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 27, 2017, relating to the financial statements and financial highlights of Centre Active U.S. Tax Exempt Fund, a series of Centre Funds, for the year ended September 30, 2017, and to the references to our firm under the heading "Expert" in the Proxy Statement/Prospectus.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Cleveland, Ohio

June 7, 2018